UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 15, 2017

STAR GAS PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14129	06-1437793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West Broad Street, Suite 310, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)

(203) 328-7310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

       On August 15, 2017, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), issued a press release announcing it has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission regarding proposals that would, if adopted, have the Partnership be treated as a corporation, instead of a partnership, for federal income tax purposes (commonly referred to as a “check-the-box” election) and make related amendments to its partnership agreement. The Partnership will remain a Delaware limited partnership, and the distribution provisions of the Partnership, including the incentive distributions, will not change.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1   A copy of the Star Gas Partners, L.P. Press Release dated August 15, 2017.

Important Information

This Form 8-K is not a solicitation of a proxy or vote. In connection with the proposals described above, the Partnership intends to file with the SEC a definitive proxy statement and other relevant materials. Unitholders may obtain a free copy of the definitive proxy statement and the other relevant materials (when they become available), and any other documents filed by the Partnership with the SEC, at the SEC’s web site at www.sec.gov. In addition, the Partnership will make available or mail a copy of the definitive proxy statement to unitholders of record on the record date when it becomes available.

A free copy of the definitive proxy statement, when it becomes available, and other documents filed with the SEC by the Partnership may also be obtained by directing a written request to: Star Gas Partners, L.P., 9 West Broad Street, Suite 310, Stamford, CT 06902, Attn:  Corporate Secretary.  UNITHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSALS DESCRIBED HEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Partnership, its general partner Kestrel Heat (the “General Partner”), and the directors and executive officers of the General Partner may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders with respect to the proposal to cause the Partnership to elect to be treated as a corporation for federal income tax purposes and the proposal to approve and adopt amendments to the Partnership’s agreement of limited partnership. Information regarding the directors and executive officers of the General Partner is contained in the  Partnership’s Annual Report on Form 10-K for the year ended September 30, 2016, and information regarding their ownership of the Partnership’s securities is contained in the preliminary proxy statement, both of which are filed with the SEC. Unitholders may obtain additional information regarding the direct and indirect interests of the Partnership, the General Partner and the directors and executive officers of the General Partner in the proposed transaction by reading the definitive proxy statement and other public filings referred to above when they are available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC (General Partner)

Date: August 15, 2017	By:	/s/ Richard F. Ambury
Richard F. Ambury
Chief Financial Officer